Exhibit 10.4

LEASE AGREEMENT

between

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP
as “Landlord”

and

MOCON, INC., a Minnesota corporation
as “Tenant”

TABLE OF CONTENTS

SECTION	PAGE

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i

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is March 9, 2010.

Landlord:	Minnesota Industrial Properties Limited Partnership, a Minnesota limited partnership

Tenant:	Mocon, Inc., a Minnesota corporation

Project:	Northland Interstate Business Center IV

Building Address:	9300 75th Avenue North, Brooklyn Park, MN 55428

Premises Address:	9300 75th Avenue North, Suite 100, Brooklyn Park, MN 55428

Rentable Area of Building:	Approximately 185,000 square feet.

Premises:	Approximately 60,086 rentable square feet, including approximately 31,718 rentable square feet of office/lab area and approximately 28,368 rentable square feet of warehouse space.

Permitted Use:

The Premises shall be used for lawful warehouse and general office/lab purposes, manufacturing, fabrication and/or assembly of various testing equipment and for no other use or purpose without Landlord’s prior written consent.

Term:

One hundred eighty-four (184) full calendar months (plus any partial month at the beginning of the Term) (“Initial Term”). Tenant has one Extension Option, as defined in Exhibit D to this Lease, to extend the Term of this Lease for one (1) additional consecutive five (5) year period beginning pursuant to Section 35 (Extension of Term) of this Lease.

Scheduled Commencement Date:	June 1, 2010

Expiration Date:	The last day of the one hundred eighty-fourth (184th) full calendar month in the Term

Base Rent:	Initial Term:

	Months 1-5:	none-abated*

	Months 6 - 16:	$367,125.46 per annum

$30,593.79 per month

Months 17 - 28:	$376,138.36 per annum
$31,344.86 per month

Months 29 - 40:	$385,752.12 per annum
$32,146.01 per month

Months 41 - 52:	$395,365.88 per annum
$32,947.16 per month

Months 53 - 64:	$405,580.50 per annum
$33,798.38 per month

Months 65 - 76:	$415,795.12 per annum
$34,649.59 per month

Months 77 - 88:	$426,009.74 per annum
$35,500.81 per month

Months 89 - 100:	$436,825.22 per annum
$36,402.10 per month

Months 101 - 112:	$447,640.70 per annum
$37,303.39 per month

Months 113 - 124:	$459,057.04 per annum
$38,254.75 per month

Months 125 - 136:	$470,473.38 per annum
$39,206.12 per month

Months 137 - 148:	$482,490.58 per annum
$40,207.55 per month

Months 149 — 160:	$494,507.78 per annum
$41,208.98 per month

Months 161 - 172:	$507,125.84 per annum
$42,260.49 per month

Months 173 - 184:	$519,743.90 per annum
$43,311.99 per month

Extension Term:

Months 185 — 244	Market Rate (see Section 3.1(a)

*Tenant shall be entitled to (i) an abatement of Base Rent and Additional Rent during months 1-4 of the Initial Term, and (ii) an abatement of Base Rent only during month 5 of the Initial Term, however, Tenant shall be responsible for utility consumption charges for the Premises during said abatement period.

**To the extent Tenant engages in a single construction project involving permitted Alterations to the Premises during months 61-120 of the Initial Term that costs equal to or more than Two Hundred Fifty Thousand Dollars ($250,000), then upon completion of the project in compliance with all the terms of this Lease, and delivery to Landlord of unconditional full and final lien waivers evidencing that total hard construction costs for such project equal or exceed $250,000, Landlord will give Tenant a rent credit to be applied against the next installment of Base Rent coming due hereunder equal to Thirty Thousand Dollars ($30,000); provided, however, Landlord may, in its sole discretion, prior to commencement of construction of said construction project, elect to waive Section 6.6 of this Lease with respect to said construction project, in which event the foregoing rent credit shall be null and void.

***To the extent Tenant engages in a single construction project involving permitted Alterations to the Premises during months 121-180 of the Initial Term that costs equal to or more than Two Hundred Fifty Thousand Dollars ($250,000), then upon completion of the project in compliance with all the terms of this Lease, and delivery to Landlord of unconditional full and final lien waivers evidencing that total hard construction costs for such project equal or exceed $250,000, Landlord will give Tenant a rent credit to be applied against the next installment of Base Rent coming due hereunder equal to Thirty Thousand Dollars ($30,000); provided, however, Landlord may, in its sole discretion, prior to commencement of construction of said construction project, elect to waive Section 6.6 of this Lease with respect to said construction project, in which event the foregoing rent credit shall be null and void.

Tenant’s Share:	32.48%

Security Deposit:	$41,259.06

Landlord’s Address for Payment of Rent:	Minnesota Industrial Properties Limited Partnership c/o Ryan Companies US, Inc. 50 South Tenth Street, Suite 300 Minneapolis MN 55403-2012

Landlord’s Address for Notices:	Minnesota Industrial Properties Limited Partnership c/o Ryan Companies US, Inc. 50 South Tenth Street, Suite 300 Minneapolis MN 55403-2012

Tenant’s Address for Notices:	Mocon, Inc. 9300 75th Avenue North, Suite 100 Brooklyn Park, MN 55428

Broker(s):	Tenant: NAI Welsh (Peter Mork; Tim Olsen) Landlord: CB Richard Ellis (Matt A. Oelschlager)

Guarantor(s):	None

Property Manager:	Ryan Companies US, Inc.

Additional Provisions:	35. Extension of Term; 36. Permitted Trash Enclosure

Exhibits:
Exhibit A:	The Premises
Exhibit B:	Construction Rider
Exhibit B-1:	Final Cost Estimate
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions Rider
Exhibit E:	Tenant’s Hazardous Materials List
Exhibit F:	Non-Disturbance, Attornment, Estoppel and Subordination Agreement

The Basic Lease Information set forth above is part of the Lease.  In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”).  Landlord and Tenant hereby agree as follows:

1.            PREMISES.

1.1          Premises Described.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in its “as-is” condition, except for latent defects in the Tenant Improvements (defined in Exhibit B) and Landlord’s lease obligations hereunder, including the Tenant Improvements described in Exhibit B, upon the terms and subject to the conditions of this Lease, the  premises identified in the Basic Lease Information as the Premises (the “Premises”), in the Building located at the Building Address specified in the Basic Lease Information (the “Building”).  The approximate configuration and location of the Premises is shown on Exhibit A.  Landlord and Tenant agree that during the entire Term of this Lease, including any extension thereof, the rentable area of the Premises (“Rentable Area”) for all purposes under this Lease, except as otherwise provided in Section 12 (Damage or Destruction) or Section 13 (Condemnation), shall be the Rentable Area specified in the Basic Lease Information.  Landlord and Tenant agree that the rentable area of the Building (“Building Rentable Area”) for all purposes under this Lease, except as otherwise provided in Section 12 (Damage or Destruction) or Section 13 (Condemnation), shall be the Building Rentable Area specified in the Basic Lease Information.  The Building, together with the parking facilities serving the Building (the “Parking Facility”), the common areas (the “Common Areas”) and the parcel(s) of land on which the Building and the Parking Facility are situated (collectively, the “Property”), is part of the Project, which  may contain more than one building, identified in the Basic Lease Information (the “Project”).

Notwithstanding the foregoing to the contrary, within thirty (30) days after the earlier of (i) the date Landlord notifies Tenant in writing that installation of the demising wall has been completed sufficient to permit measurement of the Rentable Area of the Premises, or (ii) the date Landlord delivers the Premises to Tenant with the Tenant Improvements Substantially Completed, Landlord’s architect shall have the Rentable Area of the Premises verified by measuring same in accordance with the standard herein provided and shall give written notice as to such measurement to Landlord and Tenant.  In the event that the verification reveals a discrepancy between the Rentable Area of the Premises specified in the Basic Lease Information and the Rentable Area of the Premises determined by Landlord’s architect and either Landlord or Tenant dispute the measurement of Landlord’s architect by written notice delivered to the other party within fifteen (15) days after Landlord delivers its architect verification of the Rentable Area to Tenant, then an independent architect acceptable to both parties (the cost of which shall be divided equally between Landlord and Tenant) shall measure the Premises in accordance with the standard herein provided.  If neither party disputes the Rentable Area determined by Landlord’s architect within said fifteen (15) day period, then the determination of Rentable Area by Landlord’s architect shall be deemed conclusive. If either party timely disputes the Rentable Area determined by Landlord’s architect, then the square footage of Rentable Area of the Premises as determined by said independent architect shall be the Rentable Area of the Premises for purposes of this Lease, and within thirty (30 days thereafter, the parties shall execute an addendum to this Lease in form prepared by Landlord’s counsel confirming same and the Base Rent, Tenant’s Share of Operating Costs and

any other sums due hereunder based in whole or in part on the rentable square footage of the Building, and further any necessary payments or reimbursements shall be made by the appropriate party.  The Rentable Area of the Building will be calculated in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMAA65.1-1996.

1.2          Common Areas.    The term “Common Areas” as used herein means all areas and facilities outside the Premises, within the exterior boundaries of the Project, that are provided and designated by Landlord from time to time for the general non-exclusive use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees.  Common Areas include, without limitation, driveways, parking areas, sidewalks, and landscaped areas, all as generally described or shown on Exhibit A attached hereto.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any reasonable rules and regulations or restrictions governing the use of the Building or the Project.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, except for Tenant’s dumpsters and the permitted trash enclosure, as more particularly set forth in Section 36 of this Lease.

(a)           Common Areas-Changes.  Landlord shall have the right, in Landlord’s reasonable discretion, from time to time, so long as Tenant’s rights under the Lease are not materially diminished and Tenant’s access to the Premises and parking are not materially interfered with;

1.             To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

2.             To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

3.             To designate other land outside the boundaries of the Building to be a part of the Common Areas;

4.                                      To add additional improvements to the Common Areas;

5.             To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Project, or any portion thereof;

6.             To do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

(b)           Common Area Maintenance.  Landlord shall, in Landlord’s reasonable discretion, maintain and repair the Common Areas (subject to reimbursement pursuant to this Lease) including snow and ice removal from sidewalks and parking areas, lawn care and landscaping and establish and enforce reasonable non-discriminatory rules and regulations concerning such areas.

(c)           Tenant’s Use of Parking Areas.  Tenant and its employees, customers, visitors, and licensees shall have the non-exclusive right to use, in common with other parties occupying the Buildings or Project, at least 175 parking spaces in the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

2.             TERM; POSSESSION.  The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”).  The “Commencement Date” shall be the date on which Landlord tenders possession of the Premises to Tenant, with all of Landlord’s construction obligations “Substantially Completed” as provided in the Construction Rider attached as Exhibit B (the “Construction Rider”) or, in the event of any “Tenant Delay,” as defined in the Construction Rider, the date on which Landlord could have done so had there been no such Tenant Delay.  The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the “Scheduled Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date, except as specifically set forth herein.  When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing.

In the event Landlord fails to deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed on or before July 1, 2010, subject to force majeure delays (described in Section 26) and Tenant Delays (defined in Exhibit B), then Tenant as its sole and exclusive remedy shall be entitled to an abatement of one day of Base Rent for each day after July 1, 2010 that the Tenant Improvements  have not been Substantially Completed.  Such day-for-day Base Rent abatement shall commence to apply upon the Commencement Date of the Lease and shall continue until applied in full, provided, however, that it is the intent of the parties that this day-for-day rent abatement be applied consecutively, not concurrently, with any other rent abatement or credit which may be then-applicable.  In the event Landlord fails to deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed on or before September 1, 2010, subject to force majeure delays (described in Section 26) and Tenant Delays (defined in Exhibit B), then Tenant as its sole and exclusive remedy shall have the right to terminate this Lease by providing Landlord with ten (10) days’ prior written notice thereof, but in any event given before Landlord has Substantially Completed the Tenant Improvements.  Other than as aforesaid, Landlord shall have no liability to Tenant for failure to deliver possession of the Premises to Tenant with Tenant Improvements Substantially Completed on or before June 1, 2010. Notwithstanding anything in this Lease to the contrary, if this Lease is not fully executed by the parties by March 5, 2010, including without limitation, approval and signature by Landlord, Tenant and Wells Fargo Bank, National Association (“Wells Fargo”), of the NDESA attached hereto as Exhibit F, then each of the above described deadlines in this subparagraph shall be extended one day for each day after March 5, 2010 until the Lease is fully executed by the parties and the NDESA is fully executed by Landlord, Tenant and Wells Fargo.

3.            RENT.

3.1          Base Rent.  Tenant agrees to pay to Landlord the Base Rent in the Base Rent schedule set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except as otherwise provided in said Base Rent schedule.  Within forty-five (45) days after execution of the Lease by both Landlord and Tenant, Tenant shall pay Landlord the amount of Base Rent and Additional Rent for the first full month that Rent is payable pursuant to said Base Rent schedule. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month and paid by the Commencement Date.

(a)           Base Rent: Extension Term.  Tenant agrees to pay to Landlord Base Rent for the Extension Term at the Market Rate.  “Market Rate” shall be defined as what an arm’s-length, non-expansion, non-equity tenant of comparable credit to Tenant would, as of the beginning of the term in question, pay for space of comparable size, quality, utility and location, taking into account the length of the term and all allowances and concessions being offered in the market.  The Market Rate shall be determined as follows:  Within thirty (30) days after Landlord receives notice from Tenant of Tenant’s election to exercise an Extension Option, Landlord will give notice to Tenant of its determination of the Market Rate for the Premises and Landlord’s determination will constitute the Market Rate unless Tenant objects by notice to Landlord in writing within thirty (30) days after Tenant’s receipt of Landlord’s determination. Landlord’s notice of determination shall include a statement in all capitalized, 12 point or larger type on the first page of the notice stating:  “THE DETERMINATION OF MARKET RENT SET FORTH HEREIN SHALL BE BINDING ON TENANT UNLESS TENANT SHALL OBJECT THERETO WITHIN 30 DAYS OF TENANT’S RECEIPT OF THIS NOTICE.”   If Tenant so objects, the parties shall meet within fifteen (15) days after Tenant’s objection and attempt to agree on the Market Rate.  If the parties are unable to agree on the Market Rate within such 15-day period, then (x) the Extension Term of this Lease as defined in Exhibit D may be cancelled at the request of either party, provided, however, notice of cancellation must be delivered to the other party within five (5) business days after expiration of the 15-day period described above or this right of cancellation shall be deemed waived and the Market Rate shall be determined by appraisal pursuant to subparagraph (y) below and the following provisions of this Section 3.1(a), or (y) the Market Rate will be determined by appraisal, made by a board of appraisers consisting of three reputable real estate appraisers, each of whom has been actively involved in commercial real estate in Minneapolis, Minnesota no less than ten years prior to appointment (each an “Expert”).  In addition, each such Expert shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of comparable commercial properties in the Northwest submarket of the Twin Cities metropolitan area.  One Expert will be appointed by Tenant, and one Expert will be appointed by Landlord.  Both Landlord and Tenant shall appoint their Expert within fifteen (15) days after the failure of Landlord and Tenant to agree on the Market Rate.  The third Expert will be appointed by the first two Experts.  If the first two Experts are unable to agree on a third Expert within ten (10) days after the appointment of the second Expert, or if either party refuses or neglects to appoint an Expert as herein provided within fifteen (15) days after the appointment of the first Expert, then the third Expert or the second Expert, whose appointment was not made as provided above, may be appointed by any active judge of the District Court of the County where the Premises is located.  If determinations of at least two of the Experts are identical in amount, then that amount will be determined to be the

Market Rate.  If the determinations of all three Experts are different in amount, the highest appraised value will be averaged with the middle value (that average being referred to as “Sum A”).  The lowest appraised value will be averaged with the middle value (that average being referred to as “Sum B”), and the Market Rate will be determined as follows:  (i) if neither Sum A nor Sum B differs from the middle appraised value by more than 10% of the middle appraised value, then the Market Rate will be the average of the three appraisals, (ii) if either Sum A or Sum B (but not both) differs from the middle appraised value by more than 10% of the middle appraised value, then the Market Rate will be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value, and (iii) if both Sum A and Sum B differ from the middle appraised value by more than 10% of the middle appraised value, then the Market Rate will be equal to the middle appraised value.  Written notice of the Market Rate as duly determined in accordance with this Section shall be promptly given to Landlord and Tenant and will be binding and conclusive on them.  Each party will bear its own expenses in connection with the Market Rate determination proceedings, except that the fees of the Experts will be borne equally.  If, for any reason, the Market Rate has not been determined at the time of the commencement of the Extension Term, then the Market Rate will be the amount set forth in Landlord’s determination, and if the determination of the Experts as provided above indicates that a lesser or greater amount should have been paid than that which was actually paid, a proper adjustment will be made in a payment from Landlord to Tenant, or Tenant to Landlord, as the case may be, such payment to be made within thirty (30) days of the determination of the Market Rate.

3.2          Additional Rent:  Increases in Operating Costs and Taxes.

(a)           Definitions.

(1)           “Operating Costs” means all costs of managing, operating, maintaining and repairing the Property, including, but not limited to, all costs, expenditures, fees and charges for:  (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass and landscaping and maintenance and repair (but not replacement) of the roof covering or membrane); (B) utilities and services (including trash removal),  servicing the Common Areas and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Project, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Project ; (D) property (including coverage for earthquake and flood if required to be carried by Landlord by its lender or carried by Landlord in its reasonable determination), liability, rental income (not to exceed 12 month’s coverage) and other insurance relating to the Project, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any federal, state, municipal or local law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”) which become effective after the Lease Date ; (G) amortization of capital improvements required to comply with Laws which become effective after the Lease Date, or which are intended to reduce Operating Costs (not to exceed the amount of such savings in any event) or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine pursuant to generally accepted accounting principals; (H) market rate property management fees, not to exceed five percent (5%) of total gross rental of the Building (provided however, if average occupancy of the Building is less than 100%, then Landlord may recover a minimum management fee at market rates), which shall include accounting, bill paying and management activities, salaries and costs of management employees, such that there will be a single management fee subject to the limitations above; (I) accounting, legal and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs and Taxes; (J) a reasonable allowance for depreciation on machinery and equipment used to maintain the Project and on other personal property owned by Landlord in the Property; (K) contesting the validity or applicability of any Laws that may affect the Property but only to the extent any cost savings are achieved by the contest; (L) the Building’s proportionate share of any Common Area maintenance fees and expenses shared with other properties adjacent to the Project; and (M) any other cost, expenditure, fee or charge, whether or not herein before described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Project.  Operating Costs that vary with occupancy for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements or construction allowances for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees, advertising or promotional expenses or disputes with tenants, and other expenses incurred in connection with leasing space in the Building or enforcing such leases or developing the Project; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) costs, interest, fines or penalties incurred due to Landlord’s violation of any Law or breach of its obligations under this Lease; (ix) the cost of any off-site personnel (except to the extent ratably allocated to the Property, e.g. pro-rata cost of maintenance personnel), Landlord’s home office expenses, or any on-site personnel above the level of building manager or superintendent; (x) debt amortization or financing or refinancing costs; (xi) expenses for which Landlord is or will be reimbursed out of insurance, warranty or condemnation proceeds; (xii) any cost to comply with Laws which were effective as of the Lease Date; (xiii) rent, additional rent and other charges payable under any ground lease or any lease superior to this Lease; (xiv) intentionally deleted; (xv) any costs or other sums paid to any person or entity related to or affiliated with Landlord to the extent that same exceeds the reasonable and customary cost thereof; (xvi) professional fees incurred in connection with the preparation of financial statements, tax returns and other documents and information for Landlord or its mortgagees or other costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation or management of the Project, such as but not limited to accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Project or the land thereunder, costs of disputes between Landlord and its employees or Building management or other tenants; (xvii) intentionally deleted; (xviii) costs of paintings, sculptures or other artwork; (xiv) expenses arising from the negligence of Landlord, its agents, employees or contractors; (xx) bad debt or rent loss reserves; (xxi) charitable contributions or memberships in organizations, whether professionals, political, civic or charitable; (xxii) utility charges for utilities separately metered or sub-metered to other tenants and any extraordinary charges imposed on other tenants by Landlord for such tenants’ disproportionate use of shared utilities, if any; (xxiii) costs incurred in connection with the original construction of the Building or the repair of any defects in the initial original construction of the Building or inadequacy of the initial design or construction of the Building, or the Building equipment or appurtenances thereto; or costs incurred in connection with any major change in the Building, such as but not limited to adding or expanding floors or decreasing the size thereof or any sale or marketing of the Property or the preparation of the Property for sale; (xxiv) any recalculation of or additional Operating Expenses for which Landlord first notifies Tenant of required payment more than eighteen (18) months after the later of (1) the year in which the Operating Expenses were incurred, or (2) receipt of the invoice for the applicable recalculated or additional Operating Expense, or in any event more than twenty (24) months after the year in which the Operating Expenses were incurred; (xxv) any amounts “grossed up” based on less than 100% occupancy of the Building, which do not vary with occupancy; (xxvi) rental for a building management office, or any costs attributable to the operation or maintenance of a building management office; (xxvii) costs and reserves thereof of a capital nature, except that Landlord may include the yearly amortization of the cost of capital repairs and replacements (including those described in Section 3.2(a)(1)(G) above), except as otherwise provided in Section 7.2 of this Lease, provided that such capital expenditures are amortized over the useful life of each particular capital expenditure at an interest rate of eight percent (8.0%) per annum; (xxviii) costs relative to any damage or destruction of the Property, except deductibles or retentions maintained on Landlord’s insurance not to exceed $50,000; (xxix) costs associated with Hazardous Materials (except costs not to exceed $1,000 per calendar year for disposal of Hazardous Materials caused by parties against whom Landlord has no recourse or recovery (e.g. unknown third party dumper)); (xxx) special events held on the Property or Project not approved by Tenant; (xxxi) travel entertainment or related expenses incurred by Landlord or its Property Manager or personnel; (xxxii) premiums paid to perform work on the Building or Project after hours or unless approved in advance in writing by Tenant (except in the event of an emergency); and (xxxiii) any costs attributable solely to any buildings other than the Building.

Operating Expenses shall exclude all cash or credit discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building.  In the event Landlord leases any item otherwise constituting an Operating Expense, Landlord’s election to lease such item rather than purchase it shall not serve to increase Tenant’s proportionate share of Operating Expenses beyond that which would have applied had said item been purchased.  Landlord shall maintain its books and records pertaining to Operating Expenses and Real Estate Taxes in accordance with generally accepted accounting principles.

Notwithstanding anything there to the contrary, Landlord shall not recover as Taxes or Operating Expenses more than 100% of the Taxes and Operating Expenses actually paid by Landlord.  If Landlord receives a refund or credit toward Operating Expenses subsequent to the year in which such expense was paid and charged to Operating Expenses, Landlord shall credit Tenant’s account (or pay to Tenant for such portion as there is insufficient Term remaining to fully utilize the credit)

the amount of such refund or credit to the extent Tenant directly or indirectly was charged for such expense during a prior year.

(2)           “Taxes” means:  all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or against the Property or against Landlord by reason of its ownership of the Property (except as otherwise provided herein) which are due and payable during the Term; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above that are due and payable during the Term of the Lease; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above, but only to the extent of the cost savings in Taxes that is achieved thereby.  Taxes shall in no event include Landlord’s income, estate, inheritance, transfer, or gross receipts.  In the event Landlord has the right to pay all or any portion of Taxes in installments, then regardless of whether Landlord elects such method of payment, Landlord shall, for the purposes of this Lease, be deemed to have elected the longest period of payment permissible (but without incurring late fees, interest or penalties) for the purpose of the inclusion thereof in Taxes.

(3)           “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information.  If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b)           Additional Rent.

(1)           Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term (except as otherwise provided in the Base Rent schedule set forth in the Basic Lease Information) Tenant’s Share of the sum of (x) Operating Costs for such  period, and (y) Taxes for such period.

(2)           Prior to the beginning of each calendar year, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year.  Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent.  If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3)           Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto.  Unless Tenant raises any objections to Landlord’s statement within eight (8) months after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon.  If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes.  Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement, provided such statement is delivered within eighteen (18) months after the later of (i) the end of the calendar year to which the expenses relate, or (ii) receipt of the invoice for the applicable expenses, but in any event not later than twenty (24) months after the end of the calendar year to which the expenses relate.  Within eight (8) months after receipt of Landlord’s annual reconciliation statement, Tenant shall have the right, during normal business hours and at the offices of Landlord or its management agent, and upon not less than thirty (30) days’ prior written notice to Landlord, to review or audit Landlord’s books and records pertaining to Taxes or Operating Expenses.  If Tenant uses a third party to perform any such review or audit, such third party must be a certified public accountant whose compensation for such work is not based partially or wholly on a contingent fee or similar arrangement.  In the event that Tenant’s review or audit discloses that Landlord has overcharged Tenant, Landlord shall reimburse Tenant for the excess amounts paid by Tenant plus interest at the rate set forth herein for late payments of Rent.  In addition, in the event that any such overcharge exceeds the amount actually owed by Tenant by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable cost of its audit, excluding travel, meals and lodging.

(4)           If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement.  If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease.  For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term.  Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

3.3          Payment of Rent.  All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease.  All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amounts due.  All Rent shall be paid without offset, recoupment or deduction, except as otherwise specifically set forth herein, in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.             SECURITY DEPOSIT.  Upon execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease.  Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder.  In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit.  If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above within thirty (30) days after Lease termination.  Landlord may commingle the Security Deposit with Landlord’s general and other funds.  Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.             USE AND COMPLIANCE WITH LAWS.

5.1          Use.  The Premises shall be used and occupied for the Permitted Use and for no other use or purpose without Landlord’s prior written consent.  Subject to the other terms of this Lease, beginning on the date Landlord delivers the Premises to Tenant with the Tenant Improvements Substantially Completed, Tenant and its employees, licensees, and guests, shall have access to the Premises at all times, 24 hours per day, every day of the year.  Tenant shall comply with all present and future Laws relating to Tenant’s specific or unique manner of use or occupancy of the Premises or because of any Alterations made by Tenant to the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the Building Rules (as defined in Section 27 - Rules and Regulations); provided, however, Tenant shall not be responsible for any outstanding code compliance violations that are the responsibility of Landlord that may be triggered by Tenant’s specific use or occupancy of the Premises or Alterations made by Tenant to the Premises.  Tenant may install its standard tenant identification logo and letter signage on the exterior of the Premises facing Highway 169, subject to the Building Rules, reasonable consent of Landlord, City approval and subject to and in compliance with applicable laws, codes and ordinances. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof.  Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or unreasonably disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises or upon the Property.  Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than that, for which the utility systems have been designed; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit. Landlord shall be responsible for complying with all Laws affecting the design, construction and operation of the Building (including the Premises to the extent Tenant is not required to comply therewith as provided for above or as otherwise provided in this Lease) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder, provided, however, Landlord’s costs of compliance will be included in Operating Costs.  Tenant shall have no obligation to comply with or pay for the compliance with any Laws requiring alterations, modifications, or repairs to any conduits, pipes, or duct work which is located within the Premises (such as within the plenum area) but which exclusively serves any building wide systems

(provided, however, this shall not relieve Tenant of its obligation to pay for costs related to same to the extent permitted to be included in Operating Costs) or premises within the Building other than the Premises, it being the intent of the parties that the cost of such modifications, alterations, and repairs shall be Landlord’s responsibility or the responsibility of the tenant served exclusively by such systems.  Landlord represents to the best of its actual knowledge and belief that the Building will be in compliance with all Laws as of the date Landlord initially delivers the Premises to Tenant. Landlord warrants that the Premises will be in compliance with all Laws as of the Lease Date. Landlord warrants that the Tenant Improvements constructed upon the Premises by Landlord will be in compliance with all Laws as of the date Landlord initially delivers the Premises to Tenant.

5.2          Hazardous Materials.

(a)           Definitions.

(1)           “Hazardous Materials” shall mean any substance:  (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)           “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)           “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”) in connection with or involving Hazardous Materials at or about the Premises introduced, released, disposed or discharged upon the Premises by Tenant, its Representatives or Visitors.

(4)           “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b)           Tenant’s Covenants.  Tenant represents that it is a very small quantity generator (EPA classification) and will not change such status to a large quantity generator with respect to its operations in or at the Premises without Landlord’s prior written consent, not to be unreasonably withheld. Subject to the terms of this Lease, Landlord hereby consents to Handling by Tenant of (i) the Hazardous Materials in the quantities identified on Exhibit E attached hereto or such other Hazardous Materials as are reasonably required in the operation of Tenant’s business for the Permitted Use, and (ii) small quantities of Hazardous Materials customarily used in the conduct of general office/warehouse activities, such as copier fluids and cleaning supplies(“Permitted Hazardous Materials”),  provided the Permitted Hazardous Materials shall be Handled by Tenant in compliance with Environmental Requirements. Such consent shall not be deemed a release or waiver of Tenant’s obligations under this Lease pertaining to Hazardous Materials Handled by Tenant, including without limitation those Hazardous Materials identified on Exhibit E.  Except for the Permitted Hazardous Materials, no Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s reasonable discretion.  At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property, including without limitation, the Permitted Hazardous Materials. Tenant shall keep and maintain at the Premises in compliance with Environmental Requirements all records and reports pertaining to Hazardous Materials Handled by Tenant at the Premises or Property and shall make same available to Landlord, its environmental consultants, agents and employees for inspection promptly after request by Landlord. Tenant shall cause its environmental consultants, agents or employee(s) responsible for management of  Hazardous Materials Handled by Tenant) to cooperate with Landlord and its consultants, agents, and employees regarding all records, reports, licensing, permitting and other information concerning Hazardous Materials Handled by Tenant. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c)           Compliance.  Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials Handled by Tenant, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans, and obtaining and maintaining necessary licensees and permits.  All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property.  Unless otherwise required by law, Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property other than Permitted Hazardous Materials.  If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within thirty (30) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)           Landlord’s Rights.  Upon 24 hours advance notice (except in an emergency), Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Tenant shall have the right to have a representative of Tenant present during such entry. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same.  Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section in the event Tenant has violated the provisions of this Section 5.2.  Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby except in the case of Landlord’s negligence or willful misconduct.

(e)           Tenant’s Indemnification.  Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to Tenant’s Handling of Hazardous Materials at or about the Premises. The obligations of the Tenant under this subsection (e) shall survive the expiration or termination of this Lease. It is the intent of Landlord and Tenant that Tenant shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Materials by virtue of the interests of Tenant in any part of the Property created hereby, or as the result of Tenant exercising any of its rights or remedies with respect thereto hereunder, unless such Hazardous Materials were Handled by Tenant or Tenant’s Representatives.

(f)            Landlord Obligations.  Landlord hereby represents to the best of its actual knowledge, no Hazardous Materials are now or have ever been located, produced, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Premises or Property. Landlord agrees to indemnify, defend, protect and hold harmless Tenant and its directors, officers, shareholders, employees and agents from all claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time as a result of (i) the Handling by Landlord of Hazardous Materials at or about the Premises, or (ii) Landlord’s failure to comply in full with all Environmental Requirements imposed upon Landlord with respect to the Premises, excluding Hazardous Materials Handled by Tenant, or (iii) breach of the representations and warranties of Landlord set forth above.  In the event that Tenant reasonably determines that any Hazardous Materials are present on the Premises (other than any Hazardous Materials Handled by Tenant) and represent a material danger to persons or property on the Premises, Tenant shall notify Landlord of the same, and Landlord shall be responsible at its sole expense, to remove, remediate or abate (or cause the responsible party to remove, remediate or abate) such Hazardous Materials within a commercially reasonable time after receipt of said written notification from Tenant. The obligations of the Landlord under this subsection (f) shall survive the expiration or termination of this Lease.

5.3          Americans With Disabilities Act.      The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the “ADA”) shall be apportioned as follows:

(a)           If any of the Common Areas, including, but not limited to, exterior and interior routes of ingress and egress, off-street parking and all rules and regulations applicable to the Premises, the Building or the Project, fails to comply with the ADA, such nonconformity shall be promptly made to comply by Landlord.  Landlord shall also cause the manager of the Building and the Project (the “Manager”) to comply with the ADA in its operation of the Building and the Project.

(b)           From and after the Commencement Date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA.  If any of the Premises fails to comply with the ADA due to Tenant’s specific or unique use of the Premises, such nonconformity within the Premises shall be promptly made to comply by Tenant.  In the event that Tenant elects to undertake any alterations to, for or within the Premises, including initial build-out work, Tenant agrees to cause such alterations to be performed in compliance with the ADA.  Landlord shall deliver the Tenant Improvements to be constructed in the Premises by Landlord to Tenant in compliance with the ADA; provided, however, Tenant shall not be responsible for any outstanding ADA compliance violations that are the responsibility of Landlord that may be triggered by Tenant’s specific use or occupancy of the Premises or Alterations made by Tenant to the Premises.

6.             TENANT IMPROVEMENTS & ALTERATIONS.

6.1          Landlord shall perform its obligations with respect to design and construction of any Tenant Improvements (defined in Exhibit B) to be constructed and installed in the Premises, as provided in the Construction Rider.  Except for any work to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except for Alterations to structural portions, footing, or foundations, or utility systems serving other tenants of the Building, where Landlord may withhold its consent in its sole discretion.  Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense:  (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work; provided, however, Tenant shall not be responsible for any outstanding code compliance violations that are the responsibility of Landlord that may be triggered by Alterations made by Tenant to the Premises); and (v) subject to all reasonable conditions which Landlord may impose for Tenant to:  (i) provide evidence of financial ability to pay costs of construction (e.g. loan commitment or bank statement), letter of credit, or payment or performance bonds to the extent the estimated cost of the Alterations equals or exceeds $100,000; (ii) provide evidence of insurance (from Tenant and Tenant’s contractors, subcontractors or design professionals); (iii) use only contractors and subcontractors who qualify as an Approved Contractor (defined in Section 6.6 herein) if required by the terms of Section 6.6; and (iv) remove all or part of the Alterations prior to or upon expiration or termination of the Term, provided written notice of requirement to remove such Alterations shall be given at the time Landlord consents to such Alterations, except Cosmetic Alterations and the Tenant Improvements shall not be required to be removed by Tenant at the end of the Term.  Tenant shall have the right, without Landlord’s consent, to make non-structural alterations to the Premises that do not alter the Building Systems, such as painting, wall, floor or window coverings, or installation or rearrangement of cabinets or other modular office dividers that do not affect the Building structure (“Cosmetic Alterations”).  Tenant shall give Landlord not less than ten (10) days prior written notice of any such Cosmetic Alterations and shall otherwise comply with the terms and provisions of this Lease. If any adjustment to any of the Building Systems is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors approved by Landlord.  If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord.  Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests.  No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.  Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord. Notwithstanding anything in this Lease to the contrary, Tenant will be obligated to remove Tenant’s identification signage, cabling, and Tenant’s Trade Fixtures and personal property on or before the expiration or earlier termination of the Term of this Lease, and repair and restore any damage to the Premises, Building or Property arising because of installation or removal of the foregoing items.

6.2                               Before making any Alterations, except Cosmetic Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license.  Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants for construction oversight or review of the plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations, provided, however, the aggregate of such costs shall not exceed two percent (2%) of the cost of design and construction of the Alterations.  Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

6.3                               Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within thirty (30) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released by payment of the lien or otherwise, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest).  Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations except in an emergency and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

6.4                               Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building.  Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

6.5                               All signs, notices and graphics of every kind or character, reasonably visible in or from public view or the Common Areas or the exterior of the Premises, shall relate to the identity of the Tenant or its Permitted Use in the Premises, and shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its reasonable discretion.  Tenant shall not place or maintain any banners whatsoever or any window décor in or on any exterior window or widow fronting upon any Common Areas or service area or upon any truck doors or service doors without Landlord’s prior written approval which Landlord shall have the right to grant or withhold in its reasonable discretion.  Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other reasonable requirements imposed by Landlord with respect to signage reasonably visible outside the Premises. There is no monument signage available for Tenant. Tenant shall remove all such signs and graphics at the termination of this Lease.  Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including, without limitation, discoloration caused by such installation or removal, provided Tenant shall be permitted to professionally patch damaged areas (e.g. holes) and paint such discoloration to match the building exterior as reasonably possible without being required to restore more than the discolored area.

6.6                               Prior to commencing any Work (defined in this Section 6.6), Tenant shall furnish to Landlord the name and address of all Contractors (defined in this Section 6.6) who will be, or are reasonably expected to be, performing any of the Work. All such Contractors shall be licensed by the City of Minneapolis, Minnesota and approved by Landlord, which approval shall not be unreasonably withheld, and the business manager of the applicable local AFL-CIO Building and Construction Trades Council (the “BCTC”) (when approved by Landlord and the BCTC, such Contractor shall be an “Approved Contractor”).  Prior to commencing the Work, Tenant shall also furnish to Landlord for approval, not to be unreasonably withheld, a copy of the construction contract(s), including all amendments, change orders and modifications thereof, for the construction and installation of the Work (“Construction Contract”).  Tenant agrees to comply with the following Quality Contractor Policy and shall cause the Construction Contract to contain provisions requiring the Contractor (and all of its subcontractors) to comply with the following Quality Contractor Policy when performing its work and when selecting any subcontractors to perform the work:

All contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration (collectively, “Work”), including, without limitation, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on, or to the Premises or the Project (including any such work performed by any person who contracts to provide services to any portion of the Premises or Project, such as cable, DSL, communications, telecommunications or similar services, but excluding work performed on behalf of and paid for by Tenant for installation of furniture, movable trade fixtures, and equipment of Tenant),  (collectively, “Contractors”) shall: (i) be bound by and signatory to a collective bargaining agreement with a labor organization (a) whose jurisdiction covers the type of work to be performed on the Project, and (b) who is an “Approved Building Trades Department Contractor or Subcontractor;” and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits.  For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor who is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor which is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work on the Project), the jurisdictional limitations established by the local BCTD.  Upon the request of Landlord, each such contractor and subcontractor shall provide written certification that all work performed by such contractor or subcontractor was performed in compliance with this policy.

Contractors may not engage any subcontractor that does not satisfy the provisions of clauses (i) and (ii) above. If at any time Contractor or subcontractor does not satisfy clauses (i) and (ii) above, such Contractor and subcontractor shall not be an Approved Contractor.

7.                                      MAINTENANCE AND REPAIRS.

7.1                               By taking possession of the Premises, subject to latent defects in the Tenant Improvements not discoverable by Tenant upon reasonable inspection and Landlord’s obligations to perform the Tenant Improvements described in Exhibit B and the other terms and conditions of this Lease, Tenant agrees that the Premises are then in a good and tenantable condition.  During the Term, Tenant at Tenant’s expense but under the direction of Landlord, shall keep the Premises, in a clean, safe and orderly condition, including without limitation, providing its own interior janitorial services (including without limitation, changing and disposal of light bulbs, interior window washing, janitorial supplies and equipment and garbage removal and disposal), and shall repair and maintain the Premises, in a first class condition including, but not limited to, repair and replacement of plate glass in all windows, doors and non-structural interior areas of the Premises, interior and exterior doors, special office entries, floor covering, Building Systems exclusively serving the Premises (including without limitation, heating, ventilating and air conditioning systems and hot water heaters), truck doors, dock bumpers, dock plates and levelers, interior ceilings, plumbing and electrical work and fixtures, skylights and ventilation drops for equipment of Tenant.  Tenant shall at Tenant’s expense also perform necessary pest extermination and regular removal of trash and debris.  Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment exclusively serving the Premises.  The maintenance contractor and the contract must be reasonably approved by Landlord.  The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Commencement Date.  Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees, reasonable wear and tear excepted.

Notwithstanding the foregoing to the contrary, from the Commencement Date through December 31, 2010, Landlord shall be responsible for performing, at its sole expense, all necessary repairs (but not preventive maintenance) to the HVAC units serving the Premises. Commencing January 1, 2011 and during the remaining Initial Term of this Lease, Landlord shall be responsible for performing all necessary repairs to the HVAC units serving the Premises, provided, however, Tenant shall reimburse Landlord for fifty percent (50%) of the cost of such repairs within thirty (30) days after written demand for payment by Landlord. Also, if at any time during the Initial Term of the Lease any of the HVAC units serving the Premises need to be replaced, in Landlord’s reasonable determination, then Landlord shall perform such replacement, provided, however, Tenant shall reimburse Landlord for Tenant’s HVAC Share (as defined herein) of the cost of such replacements within thirty (30) days after Landlord delivers written demand for payment to Tenant. “Tenant’s HVAC Share” shall be computed by multiplying the costs of replacement of the HVAC unit(s) serving the Premises incurred by Landlord by a fraction, the numerator of which is the number of months remaining in the Initial Term of the Lease and the denominator of which is one hundred eighty four (184). Landlord shall have no obligation to inspect, service or make any repairs or replacements of the HVAC units serving the Premises until Tenant notifies Landlord in writing of the need for repair or replacement. Also, the foregoing provision shall not limit Tenant’s responsibility and obligation to perform preventive maintenance on the HVAC units serving the Premises and carry a preventive maintenance service contract for said HVAC units in accordance with the immediately preceding paragraph.

7.2                               Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the Building, the roof, foundations, floors and exterior window systems (but not plate glass) and exterior walls of the Building, Building Systems (other than those Building Systems exclusively serving the Premises), and the Common Areas of the Project. All costs incurred by Landlord under this Section 7.2, except repairs and replacements of structural portions of the Building including slab and foundation and except roof replacements and tear out and replacement of the entire parking lot for the Building, shall be reimbursed to Landlord as part of Operating Costs (unless excluded therefore as set forth in the Lease); provided, however, that Tenant shall pay the cost of repairs for any damage to the Premises or the Property by any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent (if any) not covered by the property insurance required to be maintained by Landlord pursuant to the Lease.  Landlord shall be under no obligation to inspect the Premises.  Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair.

7.3                               Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease, except as otherwise set forth in this Lease:

(a)                                 To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b)                                 To change the Building’s name or street address;

(c)                                  To install and maintain any and all signs on the exterior and interior of the Building; and

(d)                                 If any governmental authority promulgates or revises any Law or imposes mandatory controls or directives on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto, provided such voluntary controls do not materially interfere with Tenant’s permitted use and occupancy of the Premises or materially inconvenience Tenant.

(e)                                  With respect to any provision of this Lease which entitles or requires Landlord to make improvements, alterations or repairs to either the Premises, the Building or the Common Areas, or to enter the Premises, Landlord agrees that such entry and/or work, except to the extent required to comply with applicable Laws, shall not (i) materially damage the appearance or reduce the floor area of the Premises, (ii) materially affect Tenant’s layout (including access to the Premises), or (iii) materially interfere with Tenant’s use and enjoyment of the Premises.  Furthermore, any pipes or conduits that may be installed by Landlord in the Premises shall be installed above the ceiling, below the floor, or concealed or “boxed in” in a manner consistent with Tenant’s decor.  All such entry and/or work shall be performed by Landlord in such a way as to minimize unreasonable disruption to Tenant’s business, and any damage caused to the Premises (including tenant’s decor) shall be repaired by Landlord at its expense. In the event (i) such entry and/or work results in Tenant not being able to use the Premises for its then current business operations which are permitted under the terms of this Lease for a period in excess of five (5) consecutive business days, (ii) thereafter, Tenant notifies Landlord in writing of the occurrence of the events described above in Section 7(e)(i), which notice shall include both a depiction and reasonable estimate of the Rentable Area of the area of the Premises affected (“Tenant’s Interference Notice”), and (iii) the occurrence of the events described in Section 7(e)(i) continues for an additional three (3) business days after Landlord’s receipt of Tenant’s Interference Notice, then Monthly Base Rent shall be abated in proportion to the area of the Premises so affected beginning on the fourth (4th) business day after Landlord’s receipt of Tenant’s Interference Notice, until the earlier of (i) completion of such entry and/or work by Landlord, or (ii) Tenant begins using the area of the Premises affected by Landlord’s entry and/or work.

8.                                      TAXES.  Tenant shall pay all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”).  Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease.

9.                                      UTILITIES AND SERVICES.

9.1                               Utility Services.  Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric lamps and ballasts. Gas and electricity service to the Premises shall be separately metered by Landlord as part of the Tenant Improvements (defined in Exhibit B), but shall be paid by Landlord at its sole cost.  Water and sewer service is not separately metered but may be submetered at Landlord’s option, provided that cost of installation of the submeter shall be at Landlord’s sole cost and expense. Consumption charges for any utility services that are separately metered shall be paid by Tenant directly to the utility provider when due. Consumption charges for any utility services that are submetered to the Premises shall be reimbursed by Tenant to Landlord within thirty (30) days after written request for payment by Landlord, which consumption charges shall be the actual cost paid by Landlord to the utility provider without mark-up or additional fees.

9.2                               Interruption of Services.  In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.  Notwithstanding anything to the contrary contained herein, in the event of any Service Failure caused by Landlord or its employees, agents or contractors that materially interferes with Tenant’s use and enjoyment of the Premises, Tenant shall have the right to abate Rent in proportion to the area of the Premises rendered untenantable by said interruption if said interruption continues for at least five (5) business days, commencing on the fourth (6th) day.   The foregoing abatement shall be applied consecutively (not concurrently) with any other rent abatement or credit that may be then-applicable during such period.

10.                               EXCULPATION AND INDEMNIFICATION.

10.1                        Landlord’s Indemnification of Tenant.  Subject to Section 11.3 and Section 28, Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives, or Landlord’s continuing breach or default of this Lease after applicable notice of breach or default and expiration of applicable cure period, excepting only Claims to the extent they are caused by the willful misconduct or negligent acts or omissions of Tenant or its agents, representatives or contractors.

10.2                        Tenant’s Indemnification of Landlord.  Subject to Section 11.3, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s Representatives and its mortgagee and management agent harmless from and against Claims asserted by a third party against Landlord or Landlord’s Representatives arising from (a) the negligent acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any continuing breach or default of its obligations under this Lease by Tenant after applicable notice of breach or default and expiration of applicable cure period , or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting Claims caused by the willful misconduct or negligent acts or omissions of Landlord or its agents, representatives, or contractors.

10.3                        Damage to Tenant’s Property.  Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property) unless caused by Landlord’s negligence (unless waived pursuant to Section 11.3) or willful misconduct.  Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive), but excluding Landlord’s willful misconduct.

10.4                        Survival.  The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.                               INSURANCE.

11.1                        Tenant’s Insurance.

(a)                                 Liability Insurance.  Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Three Million Dollars ($3,000,000.00) annual general aggregate, and Three Million Dollars ($3,000,000.00) products and completed operations annual aggregate.  Tenant’s liability insurance policy or policies shall:  (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) designate separate limits for the Property.  Each policy of liability insurance required by this Section shall:  (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the “Property Manager”), and such other parties in interest (e.g. property manager or mortgagee) as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds.  Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies.

(b)                                 Property Insurance.  Tenant shall at all times maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property.  Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy.  During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured.  Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance.  Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)                                  Requirements For All Policies.  Each policy of insurance required under this Section 11.1 shall:  (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage.  Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide.  All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located.  Any deductible amount under such insurance shall not exceed $50,000.  Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

(d)                                 Updating Coverage.  Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every five (5) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate provided such increase in insurance is in a commercially reasonable amount in keeping with the standards of other office/warehouse buildings in the Twin Cities area.  Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e)                                  Certificates of Insurance.  Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.  Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2                        Landlord’s Insurance.  During the Term, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations.  Landlord shall maintain Commercial General Liability Insurance with limits of not less than $3,000,000.00, which may be comprised of primary and excess liability coverage.  Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts as is commercially reasonable and in keeping with the standards of other office/warehouse buildings in the Twin Cities area or as may be required by Landlord’s mortgagee.

11.3                        Mutual Waiver of Right of Recovery & Waiver of Subrogation.  Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors, employees, agents and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises, Property or Project or any Trade Fixtures or any operation in the Premises, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver.  If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.                               DAMAGE OR DESTRUCTION.

12.1                        Landlord’s Duty to Repair.

(a)                                 If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Section 12.2 - Landlord’s Right to Terminate and Section 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b)                                 If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease.  In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2                        Right to Terminate.  Either Landlord or Tenant may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)                                 If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within two hundred ten (210) days from the date of the casualty; and

(b)                                 If the fire or other casualty occurs during the last year of the Term, except to the extent the fire or other casualty occurs during the last year of the Initial Term and Tenant has exercised its Extension Option.

If any of the circumstances described in subparagraphs (a) or (b) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within sixty (60) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3                        Tenant’s Right to Terminate.  In addition to Section 12.3 above, if Landlord’s estimated time for completion of repairs or restoration provided to Tenant exceeds two hundred ten (210) days, and if neither party elects to terminate this Lease as permitted under this Section 12, then if Landlord does not complete the repairs or restoration to substantially their former condition to the extent permitted by applicable Laws within thirty (30) days after the estimated time for completion provided to Tenant, Tenant may elect to terminate this Lease by written notice to Landlord effective not less than thirty (30) days after the date of such Tenant’s notice except that if Landlord completes such repairs or restoration before the effective date of such termination, such termination shall be deemed a nullity.

12.4                        Landlord’s Right to Terminate.  In addition to Section 12.3 above, (i) if the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifty percent (50%) of the full replacement cost of the Building, or (ii) if, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs; then Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days after the date of the casualty.

13.                               CONDEMNATION.

13.1                        Definitions.

(a)                                 “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b)                                 “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)                                  “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2                        Effect on Lease.

(a)                                 If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation.  If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)                                 If twenty-five percent (25%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for the Permitted Use or any other permitted use of any other tenant of the Project, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)                                  If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3                        Restoration.  If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete building in as close a condition as possible to the condition of the Building existing on the date of taking of possession; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below).  In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4                        Abatement and Reduction of Rent.  If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable.  In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5                        Awards.  Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations or other claim permitted by law.

13.6                        Failure to Complete Restoration.  In addition to Section 13.2(a) above, after a taking adversely affecting the Premises and if neither party elects to terminate this Lease as permitted under this Section, and if Landlord is obligated to restore the Premises or if Landlord elects to restore the Premises, and the Premises are not restored to substantially their former condition to the extent permitted by applicable Laws within the longer of two hundred ten (210) days after the date of taking of possession or 30 days after the Landlord’s estimated time for completion provided to Tenant, then, Tenant shall have the right, exercisable by written notice to Landlord given on or before the thirtieth (30th) day after the expiration of the time period set forth herein, to terminate this Lease effective not less than thirty (30) days after the date of such Tenant’s notice except that if Landlord completes such restoration before the effective date of such termination, such termination shall be deemed a nullity.

14.                               ASSIGNMENT AND SUBLETTING.

14.1                        Landlord’s Consent Required.  Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld, conditioned or delayed.  It is acknowledged that so long as Tenant is a publicly traded business entity, any direct or indirect transfer of the stock of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall not be deemed a Transfer.  Notwithstanding the foregoing to the contrary, no consent of Landlord shall be required as a condition of Tenant’s right to assign or sublet this Lease to an affiliate of Tenant. An “affiliate of Tenant” means an entity controlling, controlled by or under common control with Tenant, or a parent or subsidiary of Tenant, or any entity that is Tenant’s successor by merger or that acquires all or substantially all the stock or assets of Tenant. The term “control” or words of similar meaning in the preceding sentence means the power to direct the management of the company. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.

14.2                        Reasonable Consent.

(a)                                 Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer.  Within fifteen (15) business days after Landlord receives all such information with respect to Transfer requiring Landlord’s consent under this Section 14, Landlord shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord’s Right to Space.

(b)                                 Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) based upon reasonable and credible evidence, Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project (provided Landlord has space in the Building available or becoming available within a reasonable amount of time to meet the existing tenant’s requirements), (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding six months and Landlord has space in the Building available or becoming available within a reasonable amount of time to reasonably meet the Proposed Transferee’s requirements, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property.  In no event may Tenant, its employees, agents brokers publicly advertise or market (including without limitation, via any listing service) all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project that is available or becoming available within a reasonable amount of time.

14.3                        Excess Consideration.  If Landlord consent is required and Landlord consents to the Transfer, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of any consideration paid by any transferee (the “Transferee”) for the Transfer, including, in the case of a sublease, fifty percent (50%) of the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, after deduction of Tenant’s reasonable costs in connection with the Transfer, including broker commissions, construction costs and reasonable attorneys fees. Excess rent or consideration shall not include amounts received by Tenant for sale of stock. Excess rent or consideration shall include amounts received by Tenant for sale or rental of assets, equipment, furniture, and personal property, less in the case of sale of any such item, the fair market value of such item. As a condition of the effectiveness of any such Transfer, Tenant shall provide documentation to Landlord substantiating the excess rent or consideration, Tenant’s costs in connection with the Transfer (such as broker commissions, construction costs and reasonable attorneys’ fees) and amounts received by Tenant for sale or rental of assets, equipment, furniture and personal property and Tenant’s reasonable determination of the fair market value of such items on a line item basis.

14.4                        No Release Of Tenant.  No Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer.  Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease.  The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee.  The acceptance of rent by

Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5                        Effectiveness of Transfer.  Prior to the date on which any permitted Transfer (requiring Landlord’s consent) becomes effective, or within ten (10) days after the date on which any permitted Transfer (not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and if consent of Landlord is required, Landlord’s standard form of Consent to Assignment or Consent to Sublease as reasonably agreed to between Landlord, Tenant and the Transferee, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease.  Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein.  The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.6                        Assignment of Sublease Rents.  Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any Event of Default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

15.                               DEFAULT AND REMEDIES.

15.1                        Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)                                 Tenant fails to make any payment of Rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within five (5) business days after written notice that it is past due.

(b)                                 Tenant abandons the Premises, provided Tenant shall have the right to cease operating its business in the Premises and/or vacate the same without creating a default under this Lease so long as Tenant pays its rental and performs its other obligations under the Lease, but subject to Landlord’s recapture rights under Section 5.1 of this Lease.

(c)                                  Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements below, if the subordination document, estoppel certificate or financial statement is not received by Landlord within five (5) days of written notice it is past due.

(d)                                 Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting and fails to cure such violation within fifteen (15) days after written notice of such violation.

(e)                                  Tenant makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment; or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f)                                   Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)                                  Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice.

15.2                        Remedies.  Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)                                 Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant.  Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises.  Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages, including, but not limited to, tenant improvement costs, broker fees and negotiating costs incurred in re-letting the Premises and damages from Tenant for such breach and damages from Tenant for such breach. In the event Landlord elects to terminate this Lease or repossess the Premises by reason of an Event of Default by Tenant, then Landlord shall use reasonable efforts to re-let the Premises.  Landlord’s reasonable efforts as used in the immediately preceding sentence shall be deemed satisfied by listing the Premises’ availability for lease with a broker selected by Landlord.

(b)                                 Landlord may cure the Event of Default at Tenant’s expense.  If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest

Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(c)                                  Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant.  If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord.  Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

(d)                                 In the event of any default under this Lease by Landlord, Landlord shall have thirty (30) days after receipt of written notice thereof to cure such default, unless it shall be of a nature that it cannot reasonably be cured within said thirty (30) day period, in which event Landlord shall have a reasonable period of time to cure such default provided that Landlord commences to cure such default within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.  If Landlord fails to cure any default within the cure period specified above, Tenant, without limiting any of its rights or remedies permitted at law or in equity, shall have the right (but not the obligation) to cure such default and to recover from Landlord the cost thereof, and Landlord shall pay such costs of cure to Tenant within thirty (30) days after written demand for payment is delivered to Landlord together with written information substantiating such costs incurred. If Landlord does not timely reimburse Tenant for such costs within thirty (30) days after delivery of an initial written demand for payment to Landlord with substantiation of costs incurred, and thereafter, Landlord does not reimburse Tenant for such costs within fifteen (15) days after delivery of a second written demand for payment to Landlord, then Tenant may offset such costs against the next installments of Rent coming due under this Lease.

16.                               LATE CHARGE AND INTEREST.

16.1                        Late Charge.  If any payment of Rent is not received by Landlord within five (5) business days after the date when due, Tenant shall pay to Landlord on demand as a late charge the sum of Five Hundred and 00/100 Dollars ($500.00) (each a “Late Charge” and collectively, “Late Charges”).  A Late Charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a Late Charge on any payment not made when due does not eliminate or supersede Late Charges imposed on other (prior) payments not made when due or preclude imposition of a Late Charge on other installments or payments not made when due.

16.2                        Interest.  In addition to the Late Charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”).  Acceptance of any Late Charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.                               WAIVER.  No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the waiving party.  The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease.  No delay or omission in the exercise of any right or remedy upon any default shall impair such right or remedy or be construed as a waiver.  Landlord’s acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction.  Landlord or Tenant’s consent to or approval of any act requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent act.

18.                               ENTRY, INSPECTION AND CLOSURE.  Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to:  (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) during the last nine (9) months of the Term or at any time after Tenant has abandoned the Premises, show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building.  When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure, except as set forth in this Lease.  Landlord shall conduct its activities under this Section in a commercially reasonable manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord.  In no event shall Tenant be entitled to an abatement of rent and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section, except as set forth in this Lease.  No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease, except as set forth in this Lease.

19.                               SURRENDER AND HOLDING OVER.

19.1                        Surrender.  Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation, Landlord’s obligations and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal.  If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same.  Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord).  Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property.  Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.  In no event shall Tenant be required to remove the Tenant Improvements or any Alterations except as provided in Section 6.1.  Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2                        Holding Over.  If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during the first two month’s of Tenant’s holding over shall be one and one half (1.5) times the Base Rent payable in the last full month prior to the termination hereof, and thereafter the monthly Base Rent during the Tenant’s holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises, provided, however, in order for Tenant to be liable to Landlord hereunder for any Claims for consequential damages made by Landlord or a third party, including a prospective tenant or purchaser of the Premises or Building, Landlord must have given Tenant at least thirty (30) days written notice prior to the accrual of such damages advising Tenant in good faith that Landlord intends to lease, license, sell, transfer or convey the Premises to such third party.

20.                               ENCUMBRANCES.

20.1                        Subordination, Non- Disturbance and Attornment.  This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective if this Lease and Tenant’s rights hereunder shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease beyond any applicable cure period.  Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall execute and deliver to Landlord the Non-Disturbance, Attornment, Estoppel and Subordination Agreement attached hereto as Exhibit F (the “NDESA”). At any time after execution of this Lease and within ten (10) days after written request therefor by Landlord, Tenant shall execute and deliver to Landlord the NDESA, or any additional documents in form reasonably requested by Landlord (including without limitation, a replacement NDESA) to correct clerical errors or omissions in the NDESA, to replace lost or destroyed originals of the NDESA, or to permit recording of the NDESA with the County land title records for the Property, or to otherwise evidence the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, provided the conditions of the first sentence of this Section 20.1 are satisfied and said documents shall not limit or reduce Tenant’s rights under the Lease.  If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease.

20.2                        Mortgagee Protection.  Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee.  If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued. To the extent the Tenant and the applicable Mortgagee have executed an NDESA that contains any provisions that are inconsistent with this Section 20.2, then the terms of said NDESA shall control and be determinative as to such inconsistent provisions.

21.                               ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1                        Estoppel Certificates.  Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request regarding the status of this Lease or Tenant’s occupancy of the Premises, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any).  Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate executed by Tenant.

21.2                        Financial Statements. Within ten (10) business days after written request therefore, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three (3) most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22.                               NOTICES.  Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information.  Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease.  Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section.  Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section.  If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.                               ATTORNEYS’ FEES.  In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”).  The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.  The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.                               QUIET POSSESSION.  Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease, including applicable notice and cure periods, and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25.                               SECURITY MEASURES.  Landlord may, but shall be under no obligation to, implement such security measures for the Property, as Landlord deems necessary or appropriate to reduce any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. Landlord shall at all times have the right to change, alter or reduce any such security services or measures.  Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such commercially reasonable security measures.  Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises, except in the case of landlord’s negligence or willful misconduct.

26.                               FORCE MAJEURE.  If Tenant or Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease (excluding payment or rent or other monetary obligations), including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27.                               RULES AND REGULATIONS.  Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”).  Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person, provided Landlord shall take commercially reasonable efforts to enforce such Building Rules in the event Tenant’s use of the Premises is being materially interfered with by another tenants violation of the Building Rules.

28.                               LANDLORD’S LIABILITY.  The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question.  In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance provided that such transferee has assumed all of Landlord’s obligations under this Lease arising from and after the effective date of such transfer.  Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building (including rents, profits, and proceeds from condemnation, casualty, sale or refinancing of the Building) as the same may from time to time be encumbered (i.e. Tenant’s claim to the foregoing shall be subordinate to the interest of a Mortgagee), and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29.                               CONSENTS AND APPROVALS.

29.1                        Determination in Good Faith.  Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent.

29.2                        No Liability Imposed on Landlord.  The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use.

Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.                               BROKERS.  Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any.  Landlord and Tenant warrant and represent to the other that in the negotiating or making of this Lease neither it nor anyone acting on its behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker.  Landlord and Tenant shall indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by the indemnified party asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by the indemnifying party or its representatives.

31.                               RELOCATION OF PREMISES.  Intentionally omitted.

32.                               ENTIRE AGREEMENT.  This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein.  Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.  The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33.                               MISCELLANEOUS.  This Lease may not be amended or modified except by a writing signed by Landlord and Tenant.  Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives.  The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect.  The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances.  This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located.  The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question.  When required by the context of this Lease, the singular includes the plural.  Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated.  The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease.  If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several.  Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to

Tenant.  Neither Landlord nor Tenant shall record this Lease, provided that upon the request of either party, such party shall promptly execute a recordable memorandum of lease. If a memorandum of lease is executed and recorded, then promptly upon request by Landlord after termination of this Lease, Tenant shall execute and deliver to Landlord a written instrument in recordable form confirming the termination of this Lease and if Tenant fails to do so within ten (10) days after written request by Landlord and Tenant has not provided Landlord with written notice that Tenant disputes the Lease has terminated, Landlord shall have authority to unilaterally record an affidavit or other written instrument confirming the termination of this Lease without releasing Tenant from its obligation to provide the written termination.

34.                               AUTHORITY.  Tenant and Landlord represent and warrant that each of the persons executing this Lease on their behalf is a duly organized and validly existing entity, has full right and authority to enter into this Lease and that the persons signing on their behalf are authorized to do so and have the power to bind such party to this Lease.  Landlord and Tenant shall provide the other upon request with evidence reasonably satisfactory confirming the foregoing representations.

(remainder of page left intentionally blank — signatures follow on next page)

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:			LANDLORD:
MOCON, INC., a Minnesota corporation			MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP,
a Minnesota limited partnership
By:	/s/ Darrell B. Lee
	Name:	Darrell B. Lee	By: Minnesota Industrial Portfolio, LLC
	Title:	V.P. & CFO	Its: General Partner

Date:	March 3, 2010		By:	/s/ M.L. Wedin
				Name:	M.L. Wedin
				Title:	Vice President

			Date:	March 9, 2010

EXHIBIT A

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

THE PREMISES

1

EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

CONSTRUCTION RIDER

1.                                      Tenant Improvements.  Landlord shall with reasonable diligence through a contractor designated by Landlord (which contractor may be an affiliate of Landlord) construct and install in the Premises the improvements and fixtures pursuant to the Final Construction Documents (defined herein) (“Tenant Improvements”), at Tenant’s expense, subject to the Allowance provided by Landlord herein. Notwithstanding the foregoing, Landlord shall pay the cost to construct the demising wall and separate the utilities (electricity and gas) at its sole cost, which amount shall not be applied against the Allowance provided by Landlord.  The Final Construction Documents are subject to Landlord’s prior reasonable approval.  Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant’s Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

1.1.                            Plans.  The Tenant Improvements shall be constructed substantially as shown in the final construction documents prepared by DE Design dated February 12, 2010, subject to revisions required by the City of Brooklyn Park, MN (“City”), if any (the “Final Construction Documents”).  Landlord has provided Tenant with a bid for the work shown in the Final Construction Documents, a copy of which is attached hereto as Exhibit B-1 (“Final Cost Estimate”).

1.2.                            Construction.  Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to June 1, 2010 the Scheduled Commencement Date.  The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural or construction “punch list” which do not materially interfere with Tenant’s installation of its trade fixtures and equipment and operation of its business therein.  (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

Following Substantial Completion of the Tenant Improvements and before Tenant takes possession of the Premises (or as soon thereafter as may be reasonably practicable and in any event within thirty (30) days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a “punch list” of agreed items of construction remaining to be completed.  Landlord shall complete the items set forth in the punch list as soon as reasonably

1

possible.  Tenant shall cooperate with and accommodate Landlord and Landlord’s contractor in completing the items on the punch list.

1.3.                            Cost of Tenant Improvements.  Landlord shall contribute up to Seven Hundred Twenty-Five Thousand and no/100 Dollars ($725,000.00) (the “Allowance”) toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements (including without limitation, usual markups for overhead, supervision and profit which shall be included in the Final Cost Estimate), but excluding any of the costs related to the Exercise Room as shown on such plans which shall be paid by Tenant.  Landlord shall provide an additional Seventy-six Thousand Nine Hundred Twenty-five and 00/100 Dollars ($76,925.00) (the “Additional Contribution”) toward the Tenant Improvements or other hard cost of constructing any other fixture or leasehold improvements made by Tenant to the Premises prior to the Commencement Date; provided, however the amount of the Additional Contribution, if any, shall be amortized over the initial one hundred eighty (180) months of the Term at an interest rate of ten and 00/100 percent (10.0%) per annum and added to the Base Rent due and payable monthly pursuant to this Lease.  The balance, if any, of the cost of the Tenant Improvements as set forth in the Final Cost Estimate over and above the Allowance and Additional Contribution (“Additional Cost”) shall be paid by Tenant.  Tenant shall pay Landlord fifty percent (50%) of the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements.  The balance of the actual Additional Cost shall be paid to Landlord upon Substantial Completion of the Tenant Improvements and full completion of the punch list items, within thirty (30) days after receipt of Landlord’s invoice therefor.  Landlord will use reasonable care in preparing the cost estimates, and Tenant shall have no obligation, other than for Changes set forth below and any City required changes, additions or alterations in or to the Final Construction Documents that increases the cost of the Tenant Improvements, to pay any additional costs of the Tenant Improvements over the approved Final Cost Estimate less the Allowance and Additional Contribution.   Notwithstanding the foregoing, in the event the full Seven Hundred Twenty-Five Thousand and no/100 Dollars ($725,000.00) of the Allowance is not used by Tenant as provided above, then up to Seventy-Two Thousand Five Hundred and no/100 Dollars ($72,500.00) of the unused balance may be used by Tenant for the Additional Cost and the hard cost of constructing any other fixture or leasehold improvements made by Tenant to the Premises prior to the Commencement Date; provided, however, Tenant must request the right to utilize such portion of the unused balance by written notice delivered to Landlord within ninety (90) days after Landlord achieves Substantial Completion of the Tenant Improvements.  Upon Substantial Completion of the Tenant Improvements, the parties shall promptly execute an addendum to this Lease in form prepared by Landlord’s counsel confirming the date of Substantial Completion, the Commencement Date, the Termination Date, the amount of the Additional Contribution, if any, and any increase in the Base Rent based on the amortization of the Additional Contribution, if any.

1.4.                            Changes.  If Tenant requests any change, addition or alteration in or to the Final Construction Documents (“Changes”) Landlord shall cause Ryan to prepare additional Plans implementing such Change.  Tenant shall pay the cost of preparing additional Plans, which charge may be paid from the Allowance or shall otherwise be reimbursed to Landlord within thirty (30) days after receipt of Landlord’s invoice therefor.  As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes.  Within three (3) business days after receipt of such cost estimate,

2

Tenant shall notify Landlord in writing whether Tenant approves the Change.  If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change.  If Tenant fails to approve the Change within such three (3) business day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

1.5.                            Delays.  Tenant shall be responsible for, and shall pay to Landlord, any and all out of pocket costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant’s failure to submit information to Ryan or approve any plans, drawing, specifications, or Construction Documents or cost estimates within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant with long lead times, provided Landlord has advised Tenant of the long lead item and Tenant would not accept a reasonably equivalent substitution therefor, (iii) any Changes, or (iv) any other delay requested or caused by Tenant (collectively, “Tenant Delays”).

2.                                      Delivery of Premises.  Upon Substantial Completion of the Tenant Improvements, Landlord shall deliver possession of the Premises to Tenant.  If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date, or if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph.  If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays.

3.                                      Early Access to Premises.  Subject to the terms of this Lease (except payment of Base Rent and Additional Rent), when Landlord has completed construction to a point where Landlord reasonably believes Tenant may occupy the Premises to commence installation of its data and communications cabling/wiring and installation of its trade fixtures and equipment and otherwise ready the Premises for Tenant’s occupancy (“Permitted Work”) without interfering with the completion of the Tenant Improvements by Landlord or its contractor, Landlord shall allow Tenant and Tenant’s Representatives to enter the Premises prior to the Commencement Date to perform the Permitted Work; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant’s insurance, as described in Section 11.1 - Tenant’s Insurance of the Lease, shall be in effect as of the time of such entry.  Such permission may be revoked at any time upon reasonable cause upon twenty-four (24) hours’ notice, and Tenant and its Representatives shall not interfere with Landlord or Landlord’s contractor in completing the Building or the Tenant Improvements.

Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all

3

injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.

4.                                      Ownership of Tenant Improvements.  All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

4

EXHIBIT B-1

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

FINAL COST ESTIMATE

(see attached 5 pages)

1

February 22th, 2010 [revised lease 2.24.10]

Mr. Adam Warden

Ryan Companies US, INC.

50 South Tenth Street, Suite 300

Minneapolis, MN 55403-2012

RE: Mocon @ Northland IV.

Dear Mr. Warden,

In accordance with the documents issued by DE Design including Bulletin #1, #2 & #3, we propose to complete the work as shown for the sum of:

Final Clean	$8,500
Site Demo [Exterior Wall] - not in scope	omitted
Site Demo [Exterior Trellis, incl spring EFIS patch & Repaint] - not in scope	omitted
New Exterior Exit Door [cut, patch & Alum Door to match]	in below
Interior Demolition	$22,705
Site Excavation	$8,000
Exterior Stoop @ Sidewalk at Front Entry	$6,500
Landscaping Repairs @ new front entry and Prax-Air Pad	$1,000
Interior Fence @ Loading Docks - by tenant	omitted
Add for Overhead Door Demo	$480
Dock Leveler Infill with sand and concrete	$2,000
Add Steel Stair, Painted at Removed Dock Door	$7,500
Millwork	$12,450
Carpentry [Millwork , D/F/H Install, Rough & Finish Included]	$24,690
Doors, Frames & Hardware [Reuse to greatest extent possible, no touch-up of reused]	$19,585
Glass & Glazing - omitted sidelights at offices	$4,500
Aluminum @ Glazing at overhead door	$3,500

GREINER CONSTRUCTION	PHONE	FAX
Northstar Center West, 625 Marquette Avenue, Suite 640, Minneapolis, MN 55402	612.338.1696	612.338.1892

2

Drywall	$90.500
Infill windows looking into labs	NA
Add Insulation at offices	$4,000
New Tenant Demising Wall	by Alt
Top-off Existing Wall at Offices to be demising wall	by Alt
Tape & Sand Finishes on Backside of Demising Wall	$ by alt
Ceramic Tile [includes ceramic floor not indicated on plans]	$9,000
Acoustic Ceilings [patch existing, new in all labs & training]	$23,000
EFIS In-fills at Removed Louvers	$1,500
Painting [offices]	$37,186
Painting [new walls in manufacturing]	in above
Flooring [new carpet throughout office area, VCT in labs]	$90,000
Floor patch and leveling	$4,000
Toilet Accessories & Partitions	$2,600
[5] Projection Screens	Omitted
Fire Protection	$13,200
Plumbing	$46,000
Med-Gas 6 Air Piping [Terminating B’ AFF]	$65,000
HVAC [only additional equipment are [2] exhaust fans at restrooms & [1] transfer fan @ Server]	$68,900
Separate Gas Meter [Separation of MOCON space ONLY]	by Alt
Electrical	$110,000
Electrical [cost to separate Mocon only from the existing utilities]	by Alt
Fire Alarm Rework [Allowance]	$4,000
General Conditions	$44,329
Permit Fee	$10,400
Fee	$38,800
Subtotal	$783,825

Alternates agree to at the 2-24.10 meeting
Supply non-structural lid at compressor room	Add: $1,200
Deduct to go to $18yd [material] carpet squares	Deduct: $12,000
Provide Excavation, Concrete, Fencing and Paint for “Prax-Air”	Add: $18,500
Add Trash Enclosure [allow. Block & Conc. $8k, Excavation $4k, Gate $2k, Steel $3k]	Add: $17,000
VE design lighting to meet “office” lighting standard foot-candles	Deduct: $6,600
Alternates Subtotal	Net: $18,100

Total Of Tenant Expenses	$801,925.00

3

Owner paid items:
Build new demising wall -	Add: $6,500.00
Top off existing demising wall at offices	Add: $4,000.00
Separate Gas for Mocon from remaining building	Add: $3,000.00
Rock & Insulate Non-Tenant Side of Demising Wall [No Taping or paint included]	Add: $8,000.00
Separate Electrical from remainder of building	Add: $40,160.00
Demo existing low voltage cabling only	Add: $7,400
Total of Owner Paid Items	$69,060.00

Total of All Project Commitments	$870,985.00

Voluntary Alt See list above:

Add [2] auto-door openers at existing main entry doors	~~Add: $5,000.00~~
Paint all existing warehouse walls	~~Add: $3,600.00~~
Restain existing doors that are reused	~~Add: $60 ea - TBO~~
Provide Med Gas 31 terminations at each various bench locations	~~Add: $22,000~~
Add to our proposal $1,000 per day liquidated damages past June 1st	~~Add: $25,000~~
Server room [Add 2-ton ductless in lieu of exhaust fan]	~~Add: $8,600~~
Install New Appliances only. Supply by others. Does not include Vending	~~Add: $1,200~~
Add for Two card reader locations [each additional $1,500]	~~Add: $8,000~~
Retape yellow outline on floor around electrical panels	~~Add: $300~~

Clarifications:

All work is to be completed during normal working hours.

Does not include any sinks, drains or water not shown

Does not include connection or power to relocated equip. unless specifically indicated on plans.

Does not include SAC/WAC costs

Ceillings Std 2’x 4’ grid with USG #2310 or Armstrong Fine Fissured 1729 at lab spaces

Excludes repair to existing mechanical and electric systems

Pricing is based on current drawings issued to ALL bidders. Pricing does not include any prior information whether known or unknown, if not included on plans or bulletins.

Pricing does not include Prax-Air products, connections, wiring, alarms, piping of any kind.

We do not include Voice Data, Security or low voltage wiring other then “ring and Strings"

We do include revisions to the fire alarm system [by allowance in bid]. Overages in budget due to City and/or Ryan Companies requirements will result in additional charges.

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Meter separation design will need to be approved by Xcel Energy.

Removal of existing Data Cabling is added by alternate

Removal, repairs and or reuse of security, card readers or speaker system is not included

Change Order Mark-up to be 5% OH&P and 8% General Conditions

We exclude the supply and installation of eye wash stations. Code is based on materials and location information with which we were not provided.

We do not include soil corrections for exterior site conditions

We do not include and sheeting, shoring or underpinning for exterior excavations to preserve existing conditions.

The building power will be interrupted during the meter work. We have not included costs, such as a generator to keep the current tenant powered.

Does not include power, backing, wall cutting or patching for A/V vendor work. Other than Bulletin #1

Base Bid: Gas and Compressed Air requirements Per D/E Design Bulletin #2

Test Lab
Gas Drops	Qty 5
N2	Qty 4

Engineering Lab
Gas Drops	Qty 3
Air Drops	Qty 3

Film Lab
Gas Drops	Qty 1

Manufacturing Lab
Gas Drops	Qty 2
Air Drops	Qty 1

Demo Lab
Gas Drops	Qty 1
Air Drops	Qty 1

Assembly WHSE
Air Drops	Qty 6
N2 Drops	Qty 1

Test Area
Gas Drops	Qty 20
Air Drops	Qty 6

5

Base Bid Electrical Scope

•Electrical permit

•General demo as required including removal of equipment per note 7

•Relocate

212 2x4 fixtures

7-Exits

1-Electrical panel in office area

•Furnish and install

202-2x4 fixtures

7-Exits

52-Single pole switches

200-Duplex receptacles

5-Ceiling receptacles for projectors

13-GFI receptacles

12-Power pole base feeds for office furniture

5-Floorboxes for conference rooms

50-Phone/Data openings

8-Cord drops with duplex receptacles

33-Cord drops with 4plex receptacles

•Wire and connect 4-ovens

Thank you for the opportunity to provide you with the proposal. If you have any questions or comments, please feel free to call.

Sincerely,

/s/ Kory Carlston
Kory Carlston LEED AP
Project Manager

6

EXHIBIT C

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached.  The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.                                      Use of Common Areas.  Tenant will not obstruct the sidewalks, exits, or entrances of the Building or the other Common Areas of the Project, and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises or such other intended uses of the Common Areas.  Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s reasonable opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants, provided such person is not an employee, agent or visitor of Tenant and under Tenant’s reasonable control.

2.                                      No Access to Roof.  Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord.  Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time.  In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building, as required pursuant to the indemnification provisions of the Lease.

3.                                      Signage.  No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord.  Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building.  All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld.

4.                                      Prohibited Uses.  The Premises will not be used for lodging or for the sale of goods to the general public.  Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot

1

chocolate and similar beverages and heating food so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5.                                      Keys and Locks.  Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises.  Landlord may make a reasonable charge for any additional or replacement keys.  Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock.  On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

6.                                      Nuisances and Dangerous Substances.  Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is unreasonably offensive or unduly annoying to any other tenant or Landlord’s property managers.  Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to unreasonably disturb or annoy other tenants of the Building.  Except as otherwise permitted under the Lease, Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord.  Tenant will not permit or suffer the Premises to be occupied or used in a manner which would reasonably be offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.  Tenant will not bring or keep any animals, except Service Animals, in or about the Premises or the Property.

7.                                      Building Name and Address.  Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

8.                                      Window Coverings.  Other than interior window blinds, no curtains, draperies, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord.

9.                                      Floor Coverings.  Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord.  Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

10.                               Wiring and Cabling Installations.  Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed.  No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the

2

Premises shall be subject to the written approval of Landlord, not to be unreasonably withheld, conditioned or delayed.

11.                               Plumbing Facilities.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein.  Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

12.                               Refuse.  Except as otherwise permitted in the Lease, Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated by Landlord for such purpose.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal.  All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate.  Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building. Except as otherwise permitted in the Lease, Tenant understands and acknowledges that its trash bins cannot currently be located or housed outside the Building and Tenant must keep them in its Premises until collection by Tenant’s refuse/recycling vendor.

13.                               Soliciting.  Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

14.                               Parking.  Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility.  Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such.  Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

15.                               Fire, Security and Safety Regulations.  Tenant will comply with all safety, security, fire protection and evacuation measures and procedures reasonably established by Landlord or any governmental agency.

16.                               Responsibility for Theft.  Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

17.                               Sales and Auctions.  Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

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18.                               Waiver of Rules.  Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

19.                               Effect on Lease.  These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.  Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

20.                               Intentionally deleted.

21.                               Additional and Amended Rules.  Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable non-discriminating rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

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EXHIBIT D

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

35.                               EXTENSION OF TERM.  Landlord grants to Tenant the option to extend the Initial Term of this Lease (“Extension Option”) for one (1) additional period of five (5) years (“Extension Term”), subject to and upon the following conditions:

35.1                        The Extension Term will commence as of the expiration of the Initial Term of this Lease.

35.2                        Tenant will give irrevocable written notice of exercise to Landlord not less than one hundred eighty (180) days and not more than three hundred sixty five (365) days prior to the commencement of the Extension Term, time being of the essence.

35.3                        The Extension Term will be upon all of the terms and conditions of this Lease, except that Base Rent will be equal to the Market Rate for the Extension Term and the Premises will be leased to Tenant in its “as-is” condition and the terms of Exhibit B shall not apply. The determination of the Market Rate will be made in accordance with the terms of Section 3.1(a) of this Lease.

35.4                        No Event of Default beyond any applicable notice and cure period shall be in existence at either the time of exercise or at any time prior to commencement of the Extension Term.

36.                               PERMITTED TRASH ENCLOSURE. Notwithstanding anything in the Lease to the contrary, Tenant may, at its sole cost and expense, subject to approval by the City and applicable Laws, maintain up to two (2) trash dumpsters in the rear exterior area of the Building immediately adjacent to the loading dock area of the Premises. To the extent the City or applicable Laws require that the dumpsters be housed or stored within an enclosure or be screened in some other manner, Tenant shall, at its sole cost and expense (except as otherwise provided in the final sentence of this Section 36), construct, install, maintain, and repair such trash enclosure and/or screening in compliance with applicable Laws. Prior to obtaining City approval and prior to construction and installation of such enclosure or screening, Tenant shall obtain the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, of Tenant’s detailed plans and specifications for such enclosure and/or screening, upon approval by.  The area where Tenant’s dumpsters and permitted trash enclosure is located shall be treated the same as

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the Premises for all purposes under this Lease, provided that Tenant shall be responsible for all maintenance, repair, restoration and insurance obligations pertaining to same. Upon expiration or earlier termination of this Lease, Tenant shall remove its dumpsters and the permitted trash enclosure and restore the area where same were located to substantially the same condition that existed on the date of this Lease, reasonable wear and tear excepted. Notwithstanding the foregoing to the contrary, Tenant may include the hard costs of constructing the permitted trash enclosure in the Additional Contribution (defined in Exhibit B of this Lease).

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EXHIBIT E

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

Tenant’s Hazardous Materials List

Hazardous Materials Inventory Statement

Tenant:	Mocon
Building:	Northland IV
Address:	9300 75th Avenue
Brooklyn Park, MN 55428

Hazard Classification	Chemical Common / Trade Name	Chemical Abstract Service No. (CAS)	Physical State	Quantity Stored	In-Use (open)	In-Use (closed)	Total Quantity of Product	Comments

Flammable Liquids:
Class I-A	Auto Fuel (gasoline)	86290-81 -5	liquid	1.0 gallons	1.0 gallons
Class I-B	Methanol	67-56-1	liquid	15.0 gallons	5.0 gallons
Class I-B	Acetone	67-64-1	liquid	5.0 gallons	5.0 gallons
Class I-B	Isopropyl Alcohol	67-63-0	liquid	5.0 gallons	5.0 gallons
Class I-C	none
	Total Flammable Liquids:			26 gallons	16 gallons

Combustible liquids:
Class II	none
Class III-A	none
Class III-B	Motor Oil	64742650	liquid	5.0 gallons	5.0 gallons
Class III-B	Propylene Glycol	57-55-6	liquid	55.0 gallons	5.0 gallons
	Total Combustible Liquids:			60 gallons	10 gallons

Health Hazards:
Carcinogen	Solder with Lead	7439-92-1	solid	2.0 lbs.	2.0 lbs.
Carcinogen	Cadmium Impreg. Nickel	7440-43-9	solid	100 lbs.	100 lbs.

Corrosive	Potassium Hydroxide Solution	1310-58-3	liquid	30 gallons	5 gallons			17% solution
Corrosive	Ammonium Hydroxide	1336-21-6	liquid	1.0 gallon	1.0 gallon
	Total Corrosives:			31 gallons	6 gallons

Highly Toxic	Mercury (thermometers)	7439-97-6	liquid	0.1 lbs.

Toxic	Cadmium Impregnated Nickel sheet, containing:		solid	100 lbs	100 lbs
	- cadmium	7440-43-9
	- nickel	7440-02-0

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Hazard Classification	Chemical Common / Trade Name	Chemical Abstract Service No. (CAS)	Physical State	Quantity Stored	In-Use (open)	In-Use (closed)	Total Quantity of Product	Comments
Irritants	Propylene Glycol	57-55-6	liquid	55.0 gallons	5.0 gallons
Irritants	Acetone	67-64-1	liquid	5.0 gallons	5.0 gallons
Sensitizers	Isopropyl Alcohol	67-63-0	liquid	5.0 gallons	5.0 gallons

Radioactives	None

Other	Cryogenic Nitrogen	7727-37-9	liquid/gas	3000 gals.				outdoor storage

Plastics:
Type A	ABS (acrylonitrile-butadiene-styrene copolymer)	9003-56-9	solid
Type A	Polyurethane		solid
Type A	Polystyrene	9003-53-6	solid
Type A	TPE (thermoplastic elastomer)		solid
	Total Type A Plastics:			800 lbs.

Type B
Type C

Physical Hazards:
Combustible Fiber	None
Cryogenic, Flammable	None
Cryogenic, Oxidizing	Cryogenic Oxygen	7782-44-7	liquid/gas	500 gals.				outdoor storage
Explosives	None
Flammable Solids	None
Flammable Gas	None
Organic Peroxide	None
Oxidizer	None
Oxidized - Gas	None
Pyrophoric	None
Unstable (reactive)	None
Water Reactive	None

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EXHIBIT F

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF MARCH 9, 2010

BETWEEN

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP, AS LANDLORD,

AND

MOCON, INC., AS TENANT (“LEASE”)

NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of March 9, 2010, by, between and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association as Administrative and Collateral Agent (the “Agent” or “Beneficiary”) for certain Lenders (the “Lenders”) who are or become parties who become parties to that certain Amended and Restated Credit Agreement dated June 5, 2006, as amended by that certain First Amendment to Loan Documents dated as of August 22, 2006, that certain Second Amendment to Loan Documents dated as of March 29, 2007, and that certain Third Amendment to Loan Documents dated April 25, 2008, and as affected by that certain Extension Recognition Agreement dated June 5, 2009 and a certain Restructuring Consent Letter dated June 23, 2009 and by a certain Post Closing Agreement June 23, 2009 and as from time to time hereafter amended or modified, by and between Agent and the Lenders and EBREF Holding Company, LLC, as Borrower (the “Credit Agreement”) and MOCON, INC., a Minnesota corporation (“Lessee”), and MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP (“Lessor”).

R E C I T A L S:

A.                                   Lenders are the owners and holders, or expect to be the owners and holders, of certain Promissory Notes dated as of June 5, 2006, (the “Notes”) in the aggregate principal sum of One Hundred Seventy Million Dollars ($170,000,000.00), which are guaranteed by a certain Payment Guaranty Agreement dated as of June 5, 2006, which Payment Guaranty Agreement is to be joined in by the Lessor and is secured or to be secured by a Indemnity of Trust, Security Agreement and Assignment of Leases and Rents and Fixture Filing (the “Mortgage”)  and an Indemnity Assignment of Leases and Rents (the “Assignment of Rents”), each to be entered into on or about the date of this Agreement, which Mortgage constitutes a lien or encumbrance on that certain real property more particularly described in the attached EXHIBIT A (the “Property”).

B.                                     Lessee is the holder of a leasehold estate covering a portion of the Property (the “Demised Premises”) pursuant to the terms of that certain Lease Agreement dated March 9, 2010,

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and executed by Lessee and Lessor (the “Lease”). A copy of the Lease, certified as true and correct by Lessee, has previously been delivered to Beneficiary and has not been amended, modified or terminated as of the date hereof.

C.                                     Lessee, Lessor and Beneficiary in its capacity as Collateral Agent and Administrative Agent under the Credit Agreement desire to confirm their understanding with respect to the Lease, the Mortgage and the Assignment of Rents.

AGREEMENT

1.  So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee’s possession and occupancy of the Demised Premises shall not be interfered with or disturbed by Beneficiary during the term of the Lease or any extension thereof duly exercised by Lessee.

2.  Lessee hereby consents to the assignment by Lessor to Beneficiary of the Lease, as set forth in the Deed of Trust and the Assignment of Rents. If the interests of Lessor shall be transferred to and/or owned by Beneficiary by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by Beneficiary, or by any other manner, including, but not limited to, the institution of a receiver for the Property or Beneficiary’s exercise of its rights under the Assignment of Rents, Lessee shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Beneficiary were the lessor under the Lease, and Lessee does hereby attorn to Beneficiary as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Beneficiary’s succeeding to the interest of the lessor under the Lease; provided, however, that Lessee shall be under no obligation to direct its payment of rent to Beneficiary until Lessee receives written notice from Beneficiary to do so. Lessee may rely upon any such written notice received from Beneficiary and the payment of Rent to Beneficiary after receipt of such notice shall satisfy Lessee’s obligations therefore under the Lease.  The respective rights and obligations of Lessee and Beneficiary upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, as modified hereby, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth in full herein.

3.  If Beneficiary shall succeed to the interest of the landlord under the Lease, Beneficiary shall, subject to the last sentence of this Section 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Beneficiary shall not be:

(a)  Liable for any act or omission of any prior lessor (including Lessor) or for any monetary damages incurred by Lessee in connection therewith or liable for any act or omission prior to Beneficiary’s succession to title; or

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(b) Subject to any offsets, defenses or counterclaims which Lessee might have against any prior lessor (including Lessor) or accruing prior to Beneficiary’s succession to title; or

(c)  Bound by any rent, additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor(including Lessor) or prior to Beneficiary’s succession to title and all such rent shall remain due and owing notwithstanding such advance payment; or

(d)  Bound by any amendment or modification of the Lease made without its consent and written approval; or

(e)  Required to restore the building or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Deed of Trust or acceptance by Beneficiary of a deed in lieu of foreclosure, in either instance if the building or the restoration obligations have not been fully completed prior to the foreclosure or acceptance, provided, that if the building or other obligations have not been performed by Beneficiary, the Tenant may give Beneficiary a notice that it will terminate the Lease, and Beneficiary may avoid such termination by written notice to Tenant that is agrees to restore or take such other action necessary to remedy such lack of restoration promptly.

Neither Wells Fargo nor any other party who, from time to time, shall be included in the definition of the term “Beneficiary” hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the Property.

4.  Subject to the terms of this Agreement (including, but not limited to, those in Section 2 hereof, the Lease and the terms thereof are, and shall at all times continue to be, subject and subordinate in each and every respect, to the Deed of Trust and the terms thereof, and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust.  Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Deed of Trust or the Assignment of Rents, whether or not consistent with the Lease.

5.  The term “Beneficiary” shall be deemed to include Wells Fargo and all of its successors and assigns, including anyone who shall have succeeded to Lessor’s interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Deed of Trust, or deed in lieu of such foreclosure or proceedings, or otherwise.

6.  Lessor and Lessee represent and warrant to Beneficiary as follows: (a)that the Lease is presently in full force and effect and unmodified or changed; (b)that the term shall commence upon Substantial Completion of the Tenant Improvements as set forth in the Lease, and full rental will then accrue; (c) that all conditions required under the Lease that could have been satisfied as of the date hereof have been met; (d) that no rent under said Lease has been paid more than thirty

3

(30)days in advance of its due date; (e) that no default or event, which with the giving of notice, passage of time, or both, would constitute a default, exists under said Lease;(f) that the Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due or to become due thereunder;(g) that the Lease constitutes the entire agreement between the parties and that Beneficiary shall have no liability or responsibility with respect to any security deposit of Lessee; (h) that the only persons, firms or corporations in possession of said leased premises or having any right to the possession or use of said premises(other than the record owner) are those holding under the Lease; and (i) that the Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Demised Premises.

7.  In the absence of the prior written consent of Beneficiary, Lessee agrees not to do any of the following: (a) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease, (c) voluntarily surrender the Demised Premises or terminate the Lease prior to the expiration date thereof set forth in the Lease, and (d) sublease or assign the Demised Premises.

8.  In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such failure. Lessee shall not take any action with respect to such failure under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said 30-day period, if Beneficiary shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

9.  So long as the Loan is outstanding, Lessee covenants to provide Beneficiary with all information, including, but not limited to evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) to which the Lessor may be entitled under the Lease, at the times and in the manner as the same are provided to the Landlord.

10. So long as the Loan is outstanding, Beneficiary or its designee may enter upon the Property at all reasonable times to visit or inspect the Property and discuss the affairs, finances and accounts of Lessee applicable to the Property or the Lease at such reasonable times as Beneficiary or its designee may request.

11. Lessee hereby represents and warrants that the Lease and this Agreement have been duly authorized, executed and delivered by Lessee and constitute legal, valid and binding instruments, enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally.

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12. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. In the event of a conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall control.

13. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

14. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Notice so given in person or by telegram shall be effective upon its deposit. Notice so given by mail shall be effective two (2) days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Lessor:	Minnesota Industrial Properties Limited Partnership
c/o Ryan Companies US, Inc.
50 South Tenth Street, Suite 300
Minneapolis MN 55403-2012

Lessee:	Mocon, Inc.
9300 75th Avenue North, Suite 100
Brooklyn Park, MN 55428

Beneficiary:	Wells Fargo Bank, National Association
Real Estate Group
1750 H Street, NW, Suite 400,
Washington, D.C. 20006
Attention: Manager, Loan Administration Department

With a copy to:	Wells Fargo Bank Real Estate Group
420 Montgomery Street
San Francisco, California 94111
Attention: Chief Credit Officer

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth hereinabove.

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[Signatures on following page]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSEE:

MOCON, INC.,
a Minnesota corporation

	By:	/s/ Darrell B. Lee
		Name:	Darrell B. Lee
		Title:	V.P. & CFO

STATE OF MINNESOTA	)	ss:
COUNTY OF HENNEPIN	)

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Darrell B. Lee, who is personally well known to me as, or satisfactorily proven to be, the person named as Vice President of MOCON, INC., in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the 9th day of March, 2010, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this 9th day of March, 2010

/s/ Congcong Luo
Notary Public

My Commission Expires:  January 31, 2014

[SIGNATURES CONTINUED ON NEXT PAGE]

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LESSOR:

MINNESOTA INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP,
a Minnesota limited partnership

By: Minnesota Industrial Portfolio, LLC
Its: General Partner

		By:	EBREF Holding Company, LLC, a Delaware limited liability company, Manager

		By:	/s/ Mandi L. Wedin
Mandi L. Wedin
Vice President

STATE OF MARYLAND	)	ss:
COUNTY OF MONTGOMERY	)

This is to certify that Robert B. Bellinger, Manager of EBREF Holding Company, LLC, a Delaware limited liability company, , who is personally well known to me or who identified [himself] [herself] by exhibiting a current valid photo identification, to wit, [a                                                 drivers license, number                                          ,] [Mandi L. Wedin], personally appeared before me in the jurisdiction set forth above, on the day and year set forth below, and stated to me that [he][she] affixed [his] [her] signature on this page of the foregoing document voluntarily for the purposes set forth therein as Manager of EBREF Holding Company, LLC, as Manager of Minnesota Industrial Portfolio, LLC, as General Partner of Minnesota Industrial Portfolio, LLC, and that he was duly authorized to execute such document..

CERTIFIED this 10th day of March, 2010.

[PHOTOGRAPHICALLY

REPRODUCABLE SEAL]

/s/ Melissa Franklin
Notary Public

My Commission Expires:  August 18, 2013

[SIGNATURES CONTINUED ON NEXT PAGE]

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BENEFICIARY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Liz C. Anderson
Liz C. Anderson
Vice President

DISTRICT OF COLUMBIA	) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Liz C. Anderson, who is personally well known to me as, or satisfactorily proven to be, the person named as Vice President of Wells Fargo Bank, National Association in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the         day of                      , 2010 personally appeared before me in the said jurisdiction, and being duly authorized, acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

GIVEN under my hand and official seal this 11th day of March, 2010.

/s/ Diana Becerra
Notary Public

My Commission Expires:  August 14, 2013

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EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

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